Exhibit 99.1
STERLING CHEMICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share Data)

	Year Ended December 31,
	2008	2007	2006
Revenues	$161,452	$129,813	$141,259
Cost of goods sold	131,154	116,431	127,413

Gross profit	30,298	13,382	13,846
Selling, general and administrative expenses	12,331	8,679	7,073
Impairment of long-lived assets	7,403	—	—
Interest and debt related expenses	17,175	17,313	10,680
Interest income	(4,408)	(1,607)	(601)
Other (income) expense	(2,030)	839	(724)

Loss from continuing operations before income tax	(173)	(11,842)	(2,582)
Benefit for income taxes	(71)	(4,129)	(388)

Loss from continuing operations	(102)	(7,713)	(2,194)
Loss from discontinued operations, net of tax	(8,262)	(11,215)	(103,465)

Net loss	(8,364)	(18,928)	(105,659)
Preferred stock dividends	17,741	17,550	11,774

Net loss attributable to common stockholders	$(26,105)	$(36,478)	$(117,433)

Loss per share of common stock attributable to common stockholders, basic and diluted:
Loss from continuing operations	$(6.31)	$(8.93)	$(4.94)
Loss from discontinued operations	(2.92)	(3.97)	(36.58)

Net loss per share, basic and diluted	$(9.23)	$(12.90)	$(41.52)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460	2,828,460
The accompanying notes are an integral part of the consolidated financial statements.

STERLING CHEMICALS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands, Except Share Data)

	December 31,
	2008	2007
ASSETS
Current assets:

Cash and cash equivalents	$156,126	$100,183
Accounts receivable, net of allowance of $18 and $39, respectively	22,080	29,157
Inventories, net	5,221	5,044
Prepaid expenses and other current assets	2,704	3,129
Deferred tax asset	—	5,029
Assets of discontinued operations	166	71,754

Total current assets	186,297	214,296
Property, plant and equipment, net	67,811	77,677
Other assets, net	7,838	14,471

Total assets	$261,946	$306,444

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:

Accounts payable	$8,915	$13,715
Accrued liabilities	20,008	22,789
Liabilities of discontinued operations	12,444	11,528

Total current liabilities	41,367	48,032
Long-term debt	150,000	150,000
Deferred tax liability	—	5,029
Deferred credits and other liabilities	59,103	26,168
Long-term liabilities of discontinued operations	35,394	51,436
Commitments and contingencies
Redeemable preferred stock	117,607	99,866
Stockholders’ equity:
Common stock, $.01 par value (shares authorized 20,000,000; shares issued and outstanding 2,828,460)	28	28
Additional paid-in capital	123,740	141,174
Accumulated deficit	(240,906)	(232,542)
Accumulated other comprehensive (loss) income	(24,387)	17,253

Total stockholders’ deficiency in assets	(141,525)	(74,087)

Total liabilities and stockholders’ deficiency in assets	$261,946	$306,444

The accompanying notes are an integral part of the consolidated financial statements.

STERLING CHEMICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Year Ended December 31,
	2008	2007	2006
Cash flows from operating activities:

Net loss	$(8,364)	$(18,928)	$(105,659)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Blend gas deferred payments	(2,653)	—	—
Bad debt benefit	(5)	(213)	(571)
Benefit plans curtailment loss	1,197	—	—
Depreciation and amortization	9,602	10,908	30,476
Interest amortization	1,347	933	400
Unearned income amortization	(13,036)	(1,064)	—
Impairment of long-lived assets	7,403	4,288	127,653
Lower-of-cost-or-market adjustment	351	1,363	—
Deferred tax benefit	—	—	(8,438)
Gain on disposal of property, plant and equipment	—	(182)	(4,917)
Other	307	1,066	154
Change in assets/liabilities:
Accounts receivable	62,911	(21,630)	(4,514)
Inventories	15,181	39,933	(22,608)
Prepaid expenses and other current assets	425	86	1,673
Other assets	4,897	(2,160)	(2,105)
Accounts payable	(5,083)	(21,933)	(4,140)
Accrued liabilities	(1,865)	18,106	(10,314)
Other liabilities	(10,255)	33,754	(11,298)

Net cash provided by (used in) operating activities	62,360	44,327	(14,208)

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(6,417)	(6,411)	(11,547)
Insurance proceeds relating to property, plant and equipment	—	—	1,960
Cash used for dismantling	—	—	(669)
Net proceeds from the sale of property, plant and equipment	—	182	2,957

Net cash used in investing activities	(6,417)	(6,229)	(7,299)

Cash flows provided by financing activities:
Repayment of Old Secured Notes	—	(100,579)	—
Proceeds from the issuance of Secured Notes	—	150,000	—
Debt issuance costs	—	(8,026)	—

Net cash provided by financing activities	—	41,395	—

Net increase (decrease) in cash and cash equivalents	55,943	79,493	(21,507)
Cash and cash equivalents beginning of year	100,183	20,690	42,197

Cash and cash equivalents end of year	$156,126	$100,183	$20,690

Supplemental disclosures of cash flow information:
Interest paid	$15,849	$13,045	$11,109
Interest income received	4,408	1,607	601
Cash paid for income taxes	313	299	60
The accompanying notes are an integral part of the consolidated financial statements

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for year ended December 31, 2008, 2007 and 2006 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-K for the year ended December 31, 2008. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-K for the year ended December 31, 2008. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Year ended December 31,
	2008	2007	2006

Statement of Operations Data:
Revenues	$161,452	$129,813	$141,259
Cost of goods sold	131,154	116,431	127,413

Gross profit	30,298	13,382	13,846
Selling, general and administrative expenses	12,331	8,679	7,073
Impairment of long-lived assets	7,403	—	—
Interest and debt related expenses	17,175	17,313	10,680
Interest income	(4,408)	(1,607)	(601)
Other expense	(2,030)	839	(724)

Loss from continuing operations before income tax	$(173)	$(11,842)	$(2,582)
Benefit for income taxes	(71)	(4,129)	(388)

Loss from continuing operations	$(102)	$(7,713)	$(2,194)
Loss from discontinued operations, net of tax	(8,262)	(11,215)	(103,465)

Net loss	$(8,364)	$(18,928)	$(105,659)

Other Financial Data:
Adjusted EBITDA(1)	$27,226	$11,286	$17,897

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

     The following table reconciles our Adjusted EBITDA to net loss:

	Year ended December 31,
	2008	2007	2006

Net loss	$(8,364)	$(18,928)	$(105,659)
Plus:
Interest and debt-related expense	17,175	17,313	10,680
Interest income	(4,408)	(1,607)	(601)
Loss from discontinued operations, net of tax	8,262	11,215	103,465
Depreciation	9,602	10,908	30,476
Amortization	(13,036)	(2,060)	(1,000)
Depreciation and amortization for discontinued operations	10,663	(1,426)	(19,076)
Impairments of long-lived assets	7,403	—	—
Benefit for income taxes	(71)	(4,129)	(388)

Adjusted EBITDA	$27,226	$11,286	$17,897

	Year ended December 31,
	2008	2007	2006

Segment adjusted EBITDA:
Acetic acid	$25,687	$26,627	$30,453
Plasticizers	1,997	1,113	1,825
Other (1)	(458)	(16,454)	(14,381)

Total adjusted EBITDA	$27,226	$11,286	$17,897

(1)	Other includes various unallocated corporate charges and credits.
NON-GAAP FINANCIAL MEASURES AND
RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-K for the year ended December 31, 2008.